Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
   Salient MLP & Energy Infrastructure Fund:

We consent to the use of our report dated January 29, 2013 on the financial statements of the Salient MLP & Energy Infrastructure Fund, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
March 28, 2013